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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-4) and related Prospectus of United Technologies Corporation and to the incorporation by reference therein of our report dated January 25, 1999 with respect to the financial statements of Sundstrand Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission, included as Exhibit 23.2 to this Registration Statement.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
May 7, 1999